WORKING INTEREST PURCHASE AGREEMENT

This agreement is entered into on this 12th day of June, 2007 by and between Rabb Resources Limited, a Louisiana Corporation, Rabb Contracting Company, LLC, a Louisiana Corporation, and Claude L. Rabb, an individual, herein collectively referred to as “Assignor/Operator,” and Hyperdynamics Corporation, (a Delaware corporation herein also referred to as the “Parent Company”), HYD Resources Corporation, (a Texas Corporation and wholly owned subsidiary of Parent Company and also referred to herein as “HYDR”), and HYDR's wholly owned subsidiary, Trendsetter Production Company, (a Mississippi corporation also referred to as “Acquiring Company” and “TPC”), hereinafter the Parent Company, HYDR, a TPC are collectively referred to as “Assignee”.

WITNESSETH:

WHEREAS, Assignor/Operator owns 100% of the working interest in those properties listed on Exhibit “B” attached hereto and made a part hereof; and Assignor/Operator and Assignee have come to an agreement whereby Assignee shall acquire 85% of the working interest of Assignor/Operator in said properties, and that said properties together with any new leases or properties shall be operated and developed pursuant to this agreements and related agreements; and

WHEREAS, the parties are desirous that this agreement be formalized for purposes of particularizing all aspects of same;

THEREFORE, KNOW ALL MEN BY THESE PRESENT that Assignor/Operator and Assignee do hereby agree as follows, to-wit:

PROPERTIES AND RIGHTS TO BE ASSIGNED

1.  That Assignor/Operator shall assign to Assignee 85% of all of Assignor/Operator’s working interest ownership in the producing wells, disposal wells and oil and gas leases described on Exhibit “B” attached hereto, together with a corresponding interest in any and all existing production and presently non-producing mineral leasehold acreage held by said production, all equipment (both surface and down-hole) utilized in the existing production activities (see Exhibit “C” attached hereto) and all contract rights involving access roads, disposal wells and any other property rights or incidents of ownership relating to or any way affecting the oil, gas and mineral leases and wells in question. All property and rights acquired by Assignee hereunder are also referred to as the “Acquired Property”, herein.

2.  It is understood by and between the parties that the aforesaid working interest ownership which is to be transferred by Assignor/Operator to Assignee shall be burdened by royalties and/or overriding royalties totaling no more than 25% of production with the exception of the “Peabody LBM” lease which has a total royalty and overriding royalty burden of no more than 27.46%. Upon execution of this agreement, if there are royalties less than 25% in any of the properties, the royalties for those properties will not be adjusted to or re-traded to 25% but shall remain at the lower amount.

3.  The actual assignment Assignor/Operator shall execute in favor of Assignee shall warrant title insofar as acts of Assignor/Operator are concerned, and consequently the properties shall be sold subject to no liens and/or encumbrances. Assignor/Operator shall provide Assignee on July 1, 2007 with a title opinion setting forth and disclosing the record ownership of the wells and leases in question.

OPERATOR DESIGNATION

4.  Assignor/Operator shall retain its status as the formally designated operator of the wells, leases, properties and contract rights affected by this assignment along with additional property acquired pursuant to and in accordance with the terms of this agreement. Moreover, an Operating Agreement and Accounting Procedure for Joint Operations containing standard and regionally acceptable provisions shall be negotiated and executed by the parties on or before July 01, 2007.

Confidential - Trendsetter Production Company
1 of 10

CLOSING AND CONSIDERATION

5.  The closing of this agreement occurs when it is signed by all parties (“closing”). The assignment of the properties and rights contemplated herein shall occur on July 1, 2007. All assignment documents shall be held by Assignor/Operator’s attorney and delivered to Assignee simultaneously with the final payment of the total purchase price as contemplated in Paragraphs 6 and 7 of this agreement.

6.  The consideration to be paid by Assignee to Assignor/Operator at closing shall be the sum of $100,000 in cash together with the transfer to Claude L. Rabb of 100,000 shares of the common stock of Hyperdynamics Corporation, the subsequent transfer of which shall be restricted pursuant to SEC rule 144 for unregistered stock. This restriction shall be noted on the stock certificate. Moreover, the 15 % working interest which will be retained by Assignor/Operator in the Acquired Property shall be a fully carried working interest and consequently any and all operating costs associated with the existing production shall be the responsibility of Assignee. Consequently, no operating expenditures of any kind will be applied to or deducted from the production revenues attributable to the 15% retained working interest. Furthermore, no costs of any kind arising from drilling operations will be attributable to the 15% working interest. Drilling operations are defined as all activities directly involved in the drilling, completing, and/or abandonment of new wells up to the point of production capability, whether or not the well actually produces hydrocarbons. Furthermore, the 15% working interest ownership of Assignor/Operator in any new wells drilled on the conveyed leases or on new oil, gas and mineral leases shall be calculated, managed and accounted for in parallel to Acquired Property under this agreement, notwithstanding anything contained herein to the contrary.

7. No later than 60 days from closing an additional $1,150,000 in cash along with an additional 100,000 shares of restricted common stock of Hyperdynamics Corporation will be paid and issued by Assignee to Assignor/Operator or their assigns. This payment shall be the final portion of the purchase price for the Acquired Property and together with the amount paid at closing of this agreement, shall be considered the total purchase price. If such payment is not made or a new arrangement is not reached by 60 days from closing, this agreement and all related agreements shall be deemed null and void, all interest in the properties will be fully transferred back to Assignor/Operator, all money and securities paid to Assignor/Operator shall be retained by Assignor/Operator, and Assignee will be released from all obligations herein.

8.  The Assignee hereby promises to invest an additional $4,000,000 (herein referred to as “Promised Funds”) in addition to the amount paid at closing. The Promise Funds are promised in accordance with the provisions of this agreement with the intent to maximize the return from the Acquired Property or new properties as the case may be. Furthermore, Promise Funds, as spent, will be applied to the cost of any and all operations associated with the properties/leases/wells covered under this agreement, to include acquisition, drilling, operating costs, geology, completion, abandonment, etc. and are not part of any acquisition price.

BUDGET AND EXPENDITURES

9. Assignor/Operator shall submit for approval by Assignee a scheduled budget for each month. The budget will include an accounting of expected operating expenses, capital investment expenses, drilling expenses, acquisition expenses, and all other such expenses expected in the budgeted period. Each budget will specify how much is expected to apply to the Promise Funds commitment. This budget shall be delivered to Assignee by the tenth day of the month preceding the budgeted month. Upon approval of each monthly budget by Assignee, budgeted funds will be transferred to Assignor/Operator by the 5th day of the budgeted month. Assignee has ultimate authority to approve or disapprove all expenditures and/or budgets submitted by Assignor/Operator. The budget process described herein shall be further defined in an ultimately negotiated Operating Agreement.

Confidential - Trendsetter Production Company
2 of 10

10. In accordance with the Operating Agreement referred to in paragraph 4 hereof, the Assignor/Operator must supply statements, receipts and any other documentation verifying costs and expenditures within 15 days upon written request by the Assignee, and Assignee will maintain a right to audit the records of Assignor/Operator in perpetuity as long as this agreement or related agreements pertaining hereto are in effect.

11.  The parties intend herein for the Promised Funds to be fully invested by Assignee within eighteen (18) months of the signing of this agreement, and once Promise Funds are fully expended, the 15% retained working interest of Assignor/Operator will become a fully participating working interest whereby Assignor/Operator will begin paying its pro-rata portion of all operating costs; provided, however, that this participation shall not apply to drilling costs associated with new drills. Whichever comes first, the completion of the expenditure for the Promised Funds or the expiration of the eighteen (18) months, the 15% working interest retained by Assignor/Operator will convert to a fully-participating working interest as explained above, save and except for drilling and completion costs associated with all new drills as defined earlier in Paragraph 4 of this agreement. If Assignor/Operator does not request through the formal budget process the full amount of the Promised Funds by the expiration of the eighteen (18) month period, Assignee cannot be held in default for that reason.

DEFAULT AND FORFEITURE

12.  Should Assignee fail to make any payment within ten (10) days of its due date, or fail to perform any other of the Assignee’s obligation, herein described, upon thirty (30) days written notice, or should Assignee be or become insolvent or be a party to any bankruptcy receivership proceeding prior to full payment of all amounts payable hereunder, Assignor/Operator may regain the full ownership and privileges of 35% additional working interest from Assignee in all assets covered hereunder, and Assignee, by virtue of this Agreement, hereby pledges to facilitate such transfer with all speed and diligence. If, however, Assignee, remedies its financial obligation within thirty (30) days of written notice, Assignee must immediately pay to Assignor/Operator 10% of the value of the amount in arrears as penalty for default.

The remedies provided herein shall be cumulative and in addition to all other remedies provided by law or equity or under the Uniform Commercial Code.

DEVELOPMENTAL DRILLING

13.  Assignor/Operator will provide requisite geological and/or engineering reports to support additional drilling, and funds for this purpose shall be requested and approved through the budget process referred to in paragraph 6 above.

14.  Assignor/Operator will provide requisite geological and/or engineering reports to support completion and/or abandonment operations, and funds for this purpose shall be requested and approved through the budget process referred to in paragraph 6 above.

RESTRAINTS ON ALIENATION

15.  During a one hundred eighty (180) day period which begins with the transfer of the 85% interest as defined herein, neither party can abandon, buy, or sell its interest or obligations.

PREEMPTIVE AND RECIPROCAL RIGHTS

16.  The Assignee shall have the right beginning at the expiration of a one hundred eighty (180) day period referred to in paragraph 15 above, and at any time thereafter while the contract and arrangement created hereby is in existence, to purchase the entire interest in the wells, properties and leases affected hereby, including any and all contract rights relating to disposal and access, of Assignor/Operator, and Assignor/Operator shall be obligated, within thirty (30) days of written notice to that effect, to facilitate the sale of said interest and to accept from Assignee a price and consideration based upon the price formula described in Exhibit “A” attached hereto.

17. Under no circumstances shall either party be forced to purchase the interest of the other party. Notice of intent to sell must be made formally in writing to the other party. The other party will have the priority right within thirty (30) days of written notice to purchase said interest at a price determined by the seller, but, in the case of Assignor/Operator sale, the price shall not exceed the price as determined by the price formula contained in Exhibit “A”.

Confidential - Trendsetter Production Company
3 of 10

18.  In the event Assignor/Operator would sell its interest to Assignee pursuant to the arrangement set forth in paragraphs 16 and 17 above, any money remaining of the Promised Funds not yet expended shall no longer be required to be spent by Assignee. In the event Assignee would sell its interest to Assignor/Operator, any money remaining not yet invested out of the Promised Funds shall not be required to be paid by Assignee, with the understanding that Assignee shall not be required in either event to purchase from Assignor/Operator the 200,000 shares of common stock of Assignee which was initially transferred to Assignor/Operator as part of the purchase price for the execution of this agreement.

RIGHT OF FIRST REFUSAL

19.  In addition to any rights and obligations of the parties established herein, Assignee shall also have a right of first refusal to acquire 85% of the interest of Assignor/Operator or any of its affiliates in the case that any additional acquisitions (leases, wells, etc.) made by Assignor/Operator or its affiliates, which are not funded by the Promised Funds described in Paragraph 5 of this agreement. Accordingly, Assignor/Operator shall no later than ten (10) days prior to his planned acquisition inform Assignee in writing of the nature and character of the proposed acquisition along with the terms and conditions of the purchase, and Assignee shall have until the actual acquisition to pay 85% of the acquisition cost and receive from Assignor/Operator 85% of the property so acquired. If said property is acquired by Assignee, the provisions of this agreement, to the extent applicable, shall cover and apply to the maintenance and development of said property, but with it being understood that any working interest retained by Assignor/Operator in said additional properties shall be calculated, managed and accounted for in parallel to Acquired Property under this agreement.

CONTROLLING DOCUMENT

20.  This agreement shall act as the controlling document for all related documents including all exhibits and amendments to this agreement. Any clauses, provisions, or procedures that might be construed as conflicting will be subordinate to this agreement where appropriate. All amendments to this agreement must have the agreement by signature of all parties involved.

WITNESSES:	ASSIGNOR/OPERATOR

illegible	RABB RESOURCES LIMITED
/s/ Mindy Murray
	BY:	/s/ Claude L. Rabb
CLAUDE L. RABB

WITNESSES:	RABB CONTRACTING COMPANY, LLC

illegible	BY:	/s/ Claude L. Rabb
CLAUDE L. RABB

/s/ Mindy Murray		/s/ Claude L. Rabb
CLAUDE L. RABB, Individually

/s/ Melisa B. Reeves
NOTARY PUBLIC
MY COMMISSION EXPIRES AT DEATH

Confidential - Trendsetter Production Company
4 of 10

WITNESSES	ASSIGNE:

illegible	HYPERDYNAMICS CORPORATION

illegible	BY:	illegible

/s/ Jami M. Caskey
NOTARY PUBLIC
MY COMMISSION EXPIRES AT DEATH

/s/ Mindy Murray	HYD RESOURCES CORPORATION

illegible	BY:	/s/ Jeremy G. Driver
JEREMY G. DRIVER

/s/ Melisa B. Reeves
NOTARY PUBLIC

/s/ Mindy Murray	TRENDSETTER PRODUCTION COMPANY

illegible	BY:	/s/ Jeremy G. Driver
JEREMY G. DRIVER

/s/ Melisa B. Reeves
NOTARY PUBLIC
MY COMMISSION EXPIRES AT DEATH

Confidential - Trendsetter Production Company
5 of 10

EXHIBIT A

BUYBACK FORMULA

X = ( CP - IP ) • PPBO • 2YR • WI% • ( CP / EP )

X: The price required to purchase Assignor/Operator working interest

CP: Current production in daily barrels of oil equivalent (3-month average)

IP: 53 barrels of oil produced daily

PPBO: Price per barrel of oil (3-month average from oil purchaser statements)

2YR: 24-month payout period

WI%: Percentage of Working Interest to be purchased net of all royalties

EP: Expected production as calculated by:

EP = CX / (AC / IP) + IP

AC: Initial acquisition costs, half of which was paid in cash at closing

CX: Capital Expenditures, not including initial acquisition costs (AC)

Confidential - Trendsetter Production Company
6 of 10

EXHIBIT B

OIL, GAS AND MINERAL LEASES

1.         Oil and Gas Lease made November 1, 2001, by and between Armando P. Ricci, Jr., as Trustee for the Howard B. Peabody 1989 Revocable Trust, et al, Lessor and Verona Energy, Inc., Lessee, recorded in COB 417, page 151, Entry No. 257058 of the records of Concordia Parish, Louisiana; and

2.         Oil and Gas Lease made November 1, 2001 by and between Andrew L. Peabody, et al, Lessor, and Verona Energy, Inc., Lessee, recorded in COB 393, page 56, Entry No. 237326 of the records of Concordia Parish, Louisiana; and

3.         Oil, Gas and Mineral Lease dated (effective) August 7, 1991 from Conn Memorial Foundation, Inc., et al, as lessor, to Oilwell Acquition Company, as Lessee, filed for record under Register No. 194040 and recorded in COB 309, page 276 of the Records of Concordia Parish, Louisiana.

4.         Oil, gas and mineral lease executed by the State Mineral Board of the State of Louisiana, as Lessor, in favor of Rabb Resources, Limited, as Lessee, dated June 13, 2001, recorded August 14, 2001 in COB 391, page 815 of the records of Catahoula Parish, Louisiana, and SL No. 17129 and affecting Tract 33513.

5.         That certain oil, gas and mineral lease executed by Andre Joseph Karam, et al in favor of Claude Rabb, husband of Sheri Rabb, dated July 5, 2000, filed August 2, 2000, and recorded at COB 386, page 62 as Registry No. 232120 of the records of Concordia Parish, Louisiana, and which oil, gas and mineral lease was extended by Extension of Oil, Gas and Mineral Lease dated June 23, 2001, filed June 26, 2001 and recorded at COB 391, page 170 of the records of Concordia Parish, Louisiana.

6.         An Oil, Gas and Mineral Lease by and between Tommy Joe Deville and Camie Price Deville and Rabb Resources, Inc. recorded on April 10, 2006 as Document No. 1305445 in COB 1749, page 985 of the records of Rapides Parish, Louisiana. (Price #1 and Deville heirs #1 wells)

7.         Oil, Gas and Mineral Lease by and between Wheless Industries, Inc. and Wagner Oil Company dated January 24, 2002 and recorded on July 9, 2002 in COB 214, page 118 as Document No. 250059 of the records of Catahoula Parish, Louisiana.

8.         Oil, Gas and Mineral Lease by and between Bryan Wagner, et al, and Cat Oil, Inc. dated May 15, 2002 and recorded on July, 2002 in COB 214, page 271 as Document No. 250204 of the records of Catahoula Parish, Louisiana.

9.         Oil, Gas and Mineral Lease by and between David John Andrews and Cat Oil, Inc. dated May 15, 2002 and recorded on May 15, 2002 in COB 214, page 271 as Document No. 250204, of the records of Catahoula Parish, Louisiana.

10.       Oil, Gas and Mineral Lease by and between Wagner Oil Company and Cat Oil, Inc. dated May 1, 2002 and recorded on February 10, 2003 in COB 216, page 369 as Document No. 251398 of the records of Catahoula Parish, Louisiana.

11.       Oil, Gas and Mineral Lease by and between William R. Yakey, et al and Rabb Contracting Co., LLC dated April 25, 2005 and recorded on April 7, 2005 in COB 413, page 159 as Document No. 253587 of the records of Concordia Parish, Louisiana.

PRODUCING WELLS

1.         PAUL 1 SU320; PRICE 001 - Serial No. 121099
2.         HUMBLE-TENSAS DELTA T044 - Serial No. 134417
3.         HUMBLE-TENSAS DELTA T-60 - Serial No. 136766
4.         DEVILLE HEIRS 001 - Serial No. 172875
5.         DEVILLE B 001 - Serial No. 228817

Confidential - Trendsetter Production Company
7 of 10

6.         YAKEY 002 - Serial No. 174204
7.         CONN RA SUE; SL 7763 -KARAM 001 - Serial No. 164144
8.         CONN RA SUE; SL 7763 KARAM 001-ALT - Serial No. 204209
9.         PEABODY 002 - Serial No. 213803
10.       PEABODY 003 - Serial No. 214328
11.       PEABODY 005 - Serial No. 194163
12.       PEABODY 006 - Serial No. 198302
13.       PEABODY 007 - Serial No. 199817
14.       PEABODY 010 - Serial No. 206781
15.       PEABODY LBM 004 - Serial No. 185497
16.       PEABODY LBM 010 - Serial No. 195516
17.       PEABODY LBM 011 - Serial No. 198253
18.       PEABODY LBM 016 - Serial No. 203943
19.       BEE BRAKE SUB; CONN 001 - Serial No. 213739
20.       BEE BRAKE SUA; CONN 002 - Serial No. 214632

DISPOSAL WELLS

1.         FRED K CONN ET AL SWD 001 - Serial No. 86216
2.         FLOYD SWD 001 - Serial No. 170845
3.         YAKEY SWD 003 - Serial No. 178106
4.         PEABODY LBM SWD 005 - Serial No. 187698
5.         PEABODY SWD 001 - Serial No. 214315
6.         PEABODY SWD 004 - Serial No. 192704
7.         TDL-WAGNER SWD 001 - Serial No. 973155
8.         FERRIS SWD A-2 - Serial No. 123414

Confidential - Trendsetter Production Company
8 of 10

EXHIBIT C

EQUIPMENT

Peabody 5, 6, 7 & 10

Description	Serial Number
(1) National J-150 triplex pump	6137
(1) Armco unidraulic vessels	77-169-L
(1) Armco unidraulic vessels	75-82-L
(1) LufkinC-228D-213-100	F119839S-496336
(1) Natco 6 x 27 1/2 treater	9B32101-01
(1) Goulds 3” x 2” SW pump
(1) 30 hp Westinghouse electric motor	P6066031005
(1) 40 hp Worldwide electric motor	0511457
(2) 400 bbl metal stock tanks
(2) 400 bbl metal SW tanks

Peabody LBM 4, 10, 11 & 16

Description	Serial Number
(1) National 4 x 27 1/2 treater (bad)	414797
(1) National 4 x 27 1/2 treater	412817
(2) 400 bbl metal stock tanks
(2) 400 bbl metal SW tanks
(1) 300 bbl metal SW tank
(1) Goulds 2” x 1 1/2” SW pump	L0549123
(1) Westinghouse 15 hp electric motor	AQ65101150001
(1) 86” pumping unit	0228-253-0013
(1) 320 Salzgitter 120” stroke	25511170
(1) Bethlehem 228D-205-64	S-505

Yakey

Description	Serial Number
(3) 210 bbl metal stock tanks
(1) Baker 4 x 27 1/2 treater	60647
(1) American 228-213-86	T20F86-3A-5040
(2) 300 bbl metal SW tanks

Peabody 2 & 3

Description	Serial Number
(1) Baker 4 x 27 1/2 treater	63191
(1) 4 x 27 1/2 treater
(4) 300 bbl metal stock tanks
(2) 300 bbl metal SW tanks
(1) 300 bbl metal tank (no good)
(1) 232 Waukesha engine	351985
(1) 1800 Series Gaso pump 2 1/2 - 4x6	18937
(1) Armco unidraulic vessels	81-216-L
(1) National J-165 triplex pump

Floyd S.W.D.

Description	Serial Number
Injection pump - Wheatley Triplex pump
P300 - 7956	2446
(1) 300 tank

Confidential - Trendsetter Production Company
9 of 10

EXHIBIT C CONTINUED

EQUIPMENT

HTD T-44 & T-60

Description	Serial Number
(1) 300 bbl metal stock tank
(2) 300 bbl metal SW tanks
(1) Moran 4 x 20 treater
(1) 310 Waukesha engine (busted block - bad)	327376
(1) Summit 3” x 1 1/2” SW pump model 2196 MTO335230
(1) American 114-143-64	T15F64-15-3657
(1) Cabot 160D-143-74	166B37
(1) 310 Waukesha engine	scratched off; Spec: G38688

Karem - Conn

Description	Serial Number
(1) 6 x 20 National treater	T5190001-03
(1) CR15 Grundfos SW pump
(2) 400 bbl metal stock tanks
(5) 400 bbl metal stock tanks (bad)
(2) Haywards 400 bbl fiberglass tanks
(1) #1 Sentinel 22852460G86	2507
(1) Lufkin C228D-213-86	E105393N-470421

Conn #2

Description	Serial Number
(2) Lide 300 bbl metal stock tanks
(1) Natco 4 x 20 treater	9741109-002
(1) Natco 4 x 20 treater (bad)	9A66401-09
(l) Lufkin C320D-298-100	AN17974E-268563

Paul Price (Section 41 T5N-R3E. API #17-079-20070)

Description	Serial Number
Pumping Unit - Lufkin
Type TC2A3.5	290 U
Power 30 HP electric motor
Tanks - (2) 300 barrel stock tanks
(1) 210 s.w. tank
(1) 4 x 20 Heater treater
(1) Gould Transfer Pump	ED469023
Power 5HP electric motor

Deville Heirs, (Section 3 T4N-R3E, API #17-079-20301)

Description	Serial Number
Pumping Unit - Lufkin
Type TC2ATr.35B	14U
Tanks - (1) 210 stock tank
(1) 300 s.w. tank
(1) Gould Transfer pump (bad)

Confidential - Trendsetter Production Company
10 of 10